UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 27, 2005

Radium Ventures, Inc.
(Exact Name Of Registrant Specified In Charter)

NEVADA	000-50122	98-0372720
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

2840 Mount Seymour Parkway, North Vancouver, BC, Canada, V7H 1E9
(Address Of Principal Executive Offices) (Zip Code)

(604) 719-5358
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 27, 2005 Radium Ventures, Inc., entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), dated as of May 27, 2005, with Radium Ventures Acquisition, Inc., a newly-formed Nevada corporation (hereinafter “Radium Sub”), Shane Whittle and James Scott-Moncrieff, (collectively, the “Founders”) and Interactive Television Networks, Inc., a Nevada corporation formerly knows as XTV, Inc. (“ITV”), pursuant to which Radium Sub agreed to merge with and into ITV (the “Merger”). In connection with the Merger, we agreed to (i) cancel 750,000 of the currently issued and outstanding shares held by the Founders and (ii) issue, pursuant to an exemption proved under Section 4(2) of the Securities Act of 1933, as amended, 22,117,550 shares to the existing shareholders of ITV, in exchange for all of the issued and outstanding common stock of ITV. As a result of the Merger, a total of 24,000,000 shares will be issued and outstanding immediately after the Merger, of which 1,882,450 are currently outstanding, and 22,117,550 shares will be newly issued shares held by the former shareholders of ITV. In addition to the foregoing, under the Reorganization Agreement, we have agreed to issue 50,000 shares to our financial advisor, which shares shall be issued immediately following the consummation of the Merger.

The closing of the Merger is currently anticipated to occur on or before June 3, 2005. The consummation of the transaction is subject to the satisfaction of customary conditions in similar transactions, including requisite consents, the truth and accuracy of the parties' respective representations and warranties, the absence of any pending litigation seeking to restrain or invalidate the transaction and the lack of any material adverse changes since the execution and delivery of the Reorganization Agreement.

The Reorganization Agreement also contemplates that, concurrent with the closing of the transaction, (a) the one vacancy on the board of directors shall be filled by a person designated by ITV, who shall fill such posts until the next annual election of directors and (b) all current officers of the Registrant shall resign from their positions with the Registrant, with new officers to be appointed by the Board members. In addition, in the Reorganization Agreement we agreed to nominate and appoint two additional persons designated by ITV (the “ITV Directors”) to the Radium Board of Directors, which election shall become effective on the later of (i) closing date of the Merger, or (ii) the tenth day following the later of the date of the filing of the Information Statement with the Securities and Exchange Commission or the date of mailing of an Information Statement under Rule 14f-1 to Radium’s shareholders. At the time that the ITV Directors take office, Mr. Shane Whittle, currently our sole director, shall resign as a director.

The foregoing summary of the terms and conditions of Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Reorganization Agreement attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

Pursuant to the terms of Reorganization Agreement, we will issue a total of 22,167,550 shares of our common stock to the shareholders of ITV and to our financial advisor. The shares so issued will constitute restricted securities and will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, in reliance on the exemption provided by Rule 506 of Regulation D of the Act.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Agreement and Plan of Reorganization, dated May 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUM VENTURES, INC.

Date:June 2, 2005	By:	/s/ Shane Whittle
Name: Shane Whittle
Title: President, Principal Executive Officer, Secretary, & Director